Exhibit 99.1

CINEDIGM TO ACQUIRE FUTURE TODAY INC.

Acquisition of One of the World’s Largest AVOD Channel Networks Increases Cinedigm’s OTT Footprint to over 7.6 Million Monthly Active Users and 67 million app installs

Immediately Accretive Deal Will Bring 200,000 plus content assets, 85 million plus monthly video views, 350 plus content partners, 700 plus channels and a fully scaled OTT advertising footprint

LOS ANGELES (March 15, 2019) – Cinedigm Corp (NASDAQ: CIDM) announced that it has entered into a definitive agreement to acquire Future Today, Inc, a market-leading OTT platform and one of the largest AVOD channel networks in the world, for $45 million in cash and $15 million in Cinedigm common stock. The acquisition increases Cinedigm’s OTT footprint to over 7.6 million Monthly Active Users and 67 million total app installs and is expected to be immediately accretive. Future Today generates positive net income and healthy cash flow, with revenues increasing by almost 150% in calendar year 2018 to an estimated $23.9 million in full year revenues.

Future Today Inc owns and operates more than 700 content channels with more than 60 million app installs, and manages more than 200,000 film, television and digital content assets that currently receive more than 85 million video views per month in a variety of categories including entertainment, movies, food & lifestyle, animation, and kids.

Future Today has several proprietary brands which have become market leaders in the ad-supported marketplace, headlined by flagship channels Fawesome.tv focused on general entertainment movies & television shows, and HappyKids.tv, the #1 free kid’s channel providing age-specific edutainment in the connected TV market.

Future Today’s cloud-based technology and ad-based monetization platform manages OTT services for more than 350 content owners, producers, distributors and major media companies helping them launch and monetize complex Connected TV channels across devices in a matter of days. Key partners such as Filmrise, WatchFreeFlix, and several others have experienced major growth in watch time and user engagement since moving to the Future Today OTT platform.

Future Today has a high ROI, data-driven original programming strategy, which is focused currently on the animation, live action and food categories. The company has produced and owns over 3,500 original videos, which generate nearly 25% of Future Today’s total video views.

Alok Ranjan and Vikrant Mathur, co-founders of Future Today, will continue to lead and operate Future Today as Co-Presidents and will enter into long-term employment agreements with Cinedigm upon deal closing.

Strategic Highlights

The acquisition of Future Today Inc. will dramatically increase Cinedigm’s reach across the leading platforms in the OTT streaming marketplace and will enhance the Company’s key capabilities for distributing and monetizing content. The addition of Future Today’s properties to the Cinedigm roster will solidify the Company’s position as the world’s largest library of premium AVOD content. The benefits of this transaction include:

PROVIDES CINEDIGM WITH A FULLY SCALED VIDEO AD PLATFORM

•	Future Today’s 5.2 million monthly active users, combined with Cinedigm’s 2.4 million, will create a combined and growing targeted consumer footprint of over 7.6 million Monthly Active Users, predominantly on connected devices and televisions
•	Generates billions of high-value, highly addressable connected TV ad impressions annually, accelerating the ability to drive direct advertising sales with brands and agencies
•	Enables additional scaled distribution and monetization opportunities for Cinedigm’s rapidly expanding portfolio of OTT streaming networks

EXPANDS MARKET POSITION & ACCELERATES GROWTH FOR COMBINED COMPANY

•	Enables Future Today to immediately leverage more than 90 new distribution outlets, immediately increasing revenue growth
•	Provides existing Future Today and Cinedigm content partners with new revenue generating services, including content distribution
•	Provides Future Today with additional capabilities in marketing, content acquisitions and technology and gives Cinedigm additional content, superior advertising, and AVOD-centric technology capabilities
•	Gives Future Today access to Cinedigm’s 28,000 digital library rights for premium independent feature film titles & television episodes and OTT channels, generating immediate audience and revenue growth
•	Reduces overall technology and operating costs for the combined Company via economies of scale

INCREASES OPPORTUNITIES IN HIGH-GROWTH MARKETS CHINA AND INDIA

•	Given Cinedigm’s deep relationships in China, provides near-term opportunities to expand Future Today’s business into that market
•	Given Future Today’s existing market expertise and operational base in India, provides for reduced OTT operating costs and potential for market expansion and expanded, low cost production of additional high impact premium original content

SIGNIFICANTLY STRENGTHENS CHANNEL AND CONTENT PORTFOLIO FOR KEY DISTRIBUTION PARTNERS

•	With more than 700 OTT channels, the acquisition dramatically expands Cinedigm’s ability to offer OEMs, Telcos, and technology companies significant content scale and reach quickly and easily
•	Enables Cinedigm to offer distributors a wide array of services and products across AVOD, SVOD and linear
•	Adds a broad range of free, ad-supported offerings that fulfill key needs for vMVPDs and other providers seeking to target cord-cutters
•	Delivers market-leading offerings in food, lifestyle and kids & family segments, fulfilling a strong demand from distribution partners
•	Strengthens original programming capabilities for low cost, high impact content, particularly in the children’s, animated and food categories

“Building our stake in the rapidly surging AVOD business is a top priority for Cinedigm, and the acquisition of Future Today instantaneously transforms our Company into the world’s largest provider of premium AVOD content by adding an established, fast growing and active platform that includes a high volume of some of the most highly sought-after premium OTT programming,” said Chris McGurk, Cinedigm Chairman and CEO. “Just as important, the technology and distribution assets we will gain will provide us with immediate launch points for expansion into China and India. Future Today’s low-cost production assets combined with our low-risk, co-production model will enable us to provide exclusive, original premium content more quickly and with less risk than our competitors. This acquisition will be a key go-forward catalyst as we near the contractual end of our Cinema Equipment operations. We will continue with our plans to sell cinema equipment to our theater partners, as evidenced by the recent sales of projection systems, and we will continue to further streamline our entertainment distribution business. We are very pleased to welcome Alok, Vikrant and the entire Future Today team to Cinedigm.”

“Future Today’s pioneering technology platform, massive install base, leading OTT brands in Kids and Entertainment verticals, and AVOD footprint, combined with Cinedigm's premium content and extensive distribution reach, should propel immediate strong growth and create substantial shareholder value," said Ranjan.

“We are very excited to be joining the Cinedigm team as they share the same values and vision as the Future Today team and look forward to building together the network of tomorrow today,” said Mathur.

“Alok and Vikrant have built Future Today into one of the most respected and fastest growing companies monetizing video content today,” said Erick Opeka, President of Cinedigm Digital Networks. “Their entrepreneurial spirit and deep knowledge of the video ad space, combined with Cinedigm’s content and relationships, will be a formidable and compelling combination in the rapidly growing AVOD segment.”

“We have enjoyed working with Alok and Vikrant and the Future Today team during this acquisition process and are excited to build upon the platform they have developed,” said Gary Loffredo, Chief Operating Officer and General Counsel of Cinedigm. “In addition, this acquisition is a huge step in completing the transformation of Cinedigm into a focused leader in the digital OTT streaming business.”

The transaction is expected to close in the second calendar quarter of 2019 and is subject to customary closing conditions.

About Cinedigm

Since inception, Cinedigm has been a leader at the forefront of the digital transformation of content distribution. Adjusting to the rapidly transforming business needs of today’s entertainment landscape, Cinedigm remains a change-centric player focused on providing content, channels and services to the world’s largest media, technology and retail companies. Cinedigm’s Content and Networks groups provide original and aggregated programming, channels and services that entertain consumers globally across hundreds of millions of devices. For more information, visit www.cinedigm.com.

About Future Today

Established in 2006 by Founder and CEO Alok Ranjan and Co-Founders Vikrant Mathur, Sumeet Anand and Sharib Khan, Future Today, Inc is a pioneer and leader in the OTT media and technology landscape having launched its first suite of OTT channels in 2011. The company has also successfully developed popular channels like HappyKids.tv and Fawesome.tv. To date, the company has amassed more than 60 million downloads of their more 700+ channels across a diverse segment of categories including food, lifestyle, news, sports, kids and entertainment. The self-funded company runs a well-managed, cost-efficient and profitable operation. For more information, visit www.futuretodayinc.com

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For more information:

Jill Newhouse Calcaterra

Cinedigm

jcalcaterra@cinedigm.com

310-466-5135